Exhibit 20.1

                        CIT Home Equity Loan Trust 2002-1
            Home Equity Loan Asset Backed Certificates, Series 2002-1
                          Master Servicer's Certificate

                                                            Due Period 7/31/2002
                                                    Determination Date 8/21/2002
                                                     Distribution Date 8/26/2002

I Available in Certificate Account

Principal collected on Mortgage Loans                              28,120,548.56
All Liquidation Proceeds with respect to Principal                          0.00
Recoveries on previously Liquidated Mortgages
  with respect to Principal                                                 0.00
Principal portion of Purchase Price on
  Repurchased Mortgage Loans                                                0.00
Substitution Adjustment with respect to Principal                           0.00
                                                                   -------------

     Principal Distribution Amount                                 28,120,548.56

Interest collected on Mortgage Loans                                6,889,779.56
Interest portion of Purchase Price on
  Repurchased Mortgage Loans                                                0.00
Recoveries on previously Liquidated Mortgages
  with respect to Interest                                                  0.00
Substitution Adjustment with respect to Interest                            0.00
Master Servicer Monthly Advances (net of
  Compensating Interest)                                            1,513,330.52
Reimbursement of previous months Servicer Advances                   -731,231.12
Compensating Interest                                                  14,909.92
Investment Earnings on Certificate Account                             37,226.02
                                                                   -------------

     Interest Remittance Amount                                     7,724,014.90

Amount not Required to be deposited                                         0.00

     Total available in the Certificate Account                    35,844,563.46

II    Distributions                                Per $ 1,000          Amount
                                                   -----------      ------------
 1. Aggregate Class AF-1A Distribution             72.47346570      7,922,799.27

 2. Aggregate Class AF-1B Distribution             73.21085383      7,197,359.04

 3. Aggregate Class A-2 Distribution                3.80833338        257,938.42

 4. Aggregate Class A-3 Distribution                4.32500000        296,651.75

 5. Aggregate Class A-4 Distribution                4.97500000        249,695.25

 6. Aggregate Class A-5 Distribution                5.59166677        174,515.92

 7. Aggregate Class A-6 Distribution                5.16666674        244,176.67

 8. Aggregate Class A-7 Distribution               35.28180329      7,938,405.74

 9. Aggregate Class MF-1 Distribution               5.47500000        195,293.25

10. Aggregate Class MF-2 Distribution               5.88333333        198,209.50

11. Aggregate Class BF Distribution                 6.21666654        160,141.33

12. Aggregate Class AV Distribution                44.09833186      7,586,236.03

13. Aggregate Class MV-1 Distribution               2.25500445         30,374.91

14. Aggregate Class MV-2 Distribution               2.74389338         29,853.56

15. Aggregate Class BV Distribution                 3.32167126         36,173.00

16. Aggregate Class X-IO Distribution               0.00000000      2,629,664.00

17. Aggregate Class R Distribution                                          0.00

18. Aggregate Master Servicer Distribution                            697,075.82
                                                                   -------------
         Total Distributions =                                     35,844,563.46

III Certificate Class Balances             Factor %               Amount
                                           --------               ------

Opening Senior Class A Certificate
Balances as reported in prior Monthly
Master Servicer Report for Group I
Certificates:
      (a) Class AF-1A                       64.38533595%           70,386,049.26
      (b) Class AF-1B                       64.38533596%           63,297,223.78
      (c) Class A-2                        100.00000000%           67,730,000.00
      (d) Class A-3                        100.00000000%           68,590,000.00
      (e) Class A-4                        100.00000000%           50,190,000.00
      (f) Class A-5                        100.00000000%           31,210,000.00
      (g) Class A-6                        100.00000000%           47,260,000.00
      (h) Class A-7                         84.35567400%           89,800,266.51
                                                                  --------------
                                                                  588,463,539.55

Opening Subordinated Class MF & BF
Certificate Balances as reported in
prior Monthly Master Servicer Report for
Group I Certificates:
      (a) Class MF-1                       100.00000000%           35,670,000.00
      (b) Class MF-2                       100.00000000%           33,690,000.00
      (c) Class BF                         100.00000000%           25,760,000.00
                                                                  --------------
                                                                  195,120,000.00

Opening Senior Class AV Certificate
Balances as reported in prior Monthly
Master Servicer Report for Group II
Certificates:
      (a) Class AV                          83.05209852%          142,874,525.08

Opening Subordinated Class MV & BV
Certificate Balances as reported in
prior Monthly Master Servicer Report for
Group II Certificates:
      (b) Class MV-1                       100.00000000%           13,470,000.00
      (c) Class MV-2                       100.00000000%           10,880,000.00
      (d) Class BV                         100.00000000%           10,890,000.00
                                                                  --------------
                                                                  178,114,525.08

IV    Principal Distribution Amount

1(a). Basic Principal Amount                               No.        Amount
                                                           ---    -------------
      (a) Stated principal collected                                1,540,005.25
      (b) Principal Prepayments                             271    26,580,543.31
      (c) Liquidation Proceeds                                              0.00
      (d) Repurchased Mortgage Loans                          0             0.00
      (e) Substitution Adjustment related to Principal                      0.00
      (f) Recoveries on previously Liquidated Mortgages
            with respect to Principal                                       0.00
                                                                  --------------
                        Total Principal Distribution               28,120,548.56

1(b). Subordination Increase Amount                                 1,059,417.98


2(a). Class AF Principal Distribution
Amount for Group I Certificates:
                                            Per $ 1,000
                                            -----------
      1. Class AF-1A                        71.34206943             7,799,115.03
      2. Class AF-1B                        71.34206947             7,013,638.85
      3. Class A-2                           0.00000000                     0.00
      4. Class A-3                           0.00000000                     0.00
      5. Class A-4                           0.00000000                     0.00
      6. Class A-5                           0.00000000                     0.00
      7. Class A-6
            (a) Class A-6 Lockout
                  Percentage
            (b) Class A-6 Lockout
                  Distribution Amount        0.00000000                     0.00
8. Class A-7                                31.33817551             7,051,089.49

2(b). Class MF & BF Principal
Distribution Amount Group I
Certificates:
      1. Class MF-1                          0.00000000                     0.00
      2. Class MF-2                          0.00000000                     0.00
      3. Class BF                            0.00000000                     0.00

                                            Per $ 1,000
                                            -----------

2(c). Class AV Principal Distribution
Amount Group II Certificates:

      1.  Class AV                          42.52818212             7,316,123.17

2(d). Class AV Principal Distribution
Amount Group II Certificates:
      1.  Class MV-1                         0.00000000                     0.00
      2.  Class MV-2                         0.00000000                     0.00
      3.  Class BV                           0.00000000                     0.00

2(e) Class M Applied Realized Loss for
Group I Certificates:
      1.  Class MF-1                         0.00000000                     0.00
      2.  Class MF-2                         0.00000000                     0.00
      3.  Class BF                           0.00000000                     0.00

2(f) Class B Applied Realized Loss for
Group II Certificates:
      1.  Class MV-1                         0.00000000                     0.00
      2.  Class MV-2                         0.00000000                     0.00
      3.  Class BV                           0.00000000                     0.00

                                                  Factor %            Amount
                                                  --------            ------

Ending Senior Class A Certificate
Balances after distributions of
principal in this Monthly Master
Servicer Report for Group I
Certificates:
      (a) Class AF-1A                       57.25112901%           62,586,934.23
      (b) Class AF-1B                       57.25112901%           56,283,584.93
      (c) Class A-2                        100.00000000%           67,730,000.00
      (d) Class A-3                        100.00000000%           68,590,000.00
      (e) Class A-4                        100.00000000%           50,190,000.00
      (f) Class A-5                        100.00000000%           31,210,000.00
      (g) Class A-6                        100.00000000%           47,260,000.00
      (h) Class A-7                         81.22185645%          182,749,177.02
                                                                  --------------
                                                                  566,599,696.18

Ending Subordinated Class MF & BF
Certificate Balances after distributions
of principal in this Monthly Master
Servicer Report Group I Certificates:
      (a) Class MF-1                       100.00000000%           35,670,000.00
      (b) Class MF-2                       100.00000000%           33,690,000.00
      (c) Class BF                         100.00000000%           25,760,000.00
                                                                  --------------
                                                                   95,120,000.00

Ending Senior Class AV Certificate
Balances after distributions of
principal in this Monthly Master
Servicer Report for Group II
Certificates:
      (a) Class AV                          78.79928031%          135,558,401.91

Ending Subordinated Class MV & BV
Certificate Balances after distributions of principal in this Monthly Master
Servicer Report for Group II
Certificates:

      (b) Class MV-1                       100.00000000%           13,470,000.00
      (c) Class MV-2                       100.00000000%           10,880,000.00
      (d) Class BV                         100.00000000%           10,890,000.00
                                                                  --------------
                                                                  170,798,401.91

V    Interest Distribution Amount

      Fixed Rate Certificates

            (b) Fixed Rate Certificates
                 applicable Pass-Through Rate
                       1. Class AF-1A             1.97688%
                       2. Class AF-1B             3.48300%
                       3. Class A-2               4.57000%
                       4. Class A-3               5.19000%
                       5. Class A-4               5.97000%
                       6. Class A-5               6.71000%
                       7. Class A-6               6.20000%
                       8. Class A-7               5.61000%
                       9. Class MF-1              6.57000%
                      10. Class MF-2              7.06000%
                      11. Class BF                7.46000%

Variable Rate Certificates

(b) LIBOR Rate 1.83688%

                      1. Class AV                 2.12688%
                      2. Class MV-1               2.53688%
                      3. Class MV-2               3.08688%
                      4. Class BV                 3.73688%

      INTEREST REMITTANCE AMOUNT
            1. Interest collected on Mortgage Loans                 6,889,779.56
            2. Interest advanced on Mortgage Loans                    782,099.40
            3. Compensating Interest on Mortgage Loans                 14,909.92
            4. Substitution Adjustment interest                             0.00
            5. Purchase Price interest on repurchased accounts              0.00
            6. Liquidation Proceeds interest portion                        0.00
            7. Recoveries on previously Liquidated Mortgages
                 with respect to Interest                                   0.00
      TOTAL INTEREST REMITTANCE AMOUNT                                                  7,686,788.88

      Current Interest Requirement

                1. Class AF-1A @ applicable Pass-Through Rate                             123,684.24
                2. Class AF-1B @ applicable Pass-Through Rate                             183,720.19
                3. Class A-2 @ applicable Pass-Through Rate                               257,938.42
                4. Class A-3 @ applicable Pass-Through Rate                               296,651.75
                5. Class A-4 @ applicable Pass-Through Rate                               249,695.25
                6. Class A-5 @ applicable Pass-Through Rate                               174,515.92
                7. Class A-6 @ applicable Pass-Through Rate                               244,176.67
                8. Class A-7 @ applicable Pass-Through Rate                               887,316.25
                9. Class MF-1 @ applicable Pass-Through Rate                              195,293.25
               10. Class MF-2 @ applicable Pass-Through Rate                              198,209.50
               11. Class BF @ applicable Pass-Through Rate                                160,141.33
               12. Class AV @ applicable Pass-Through Rate                                270,112.86
               13. Class MV-1 @ applicable Pass-Through Rate                               30,374.91
               14. Class MV-2 @ applicable Pass-Through Rate                               29,853.56
               15. Class BV @ applicable Pass-Through Rate                                 36,173.00

      Interest Carry Forward Amount

                1. Class AF-1A                                              0.00
                2. Class AF-1B                                              0.00
                3. Class A-2                                                0.00
                4. Class A-3                                                0.00
                5. Class A-4                                                0.00
                6. Class A-5                                                0.00
                7. Class A-6                                                0.00
                8. Class A-7                                                0.00
                9. Class MF-1                                               0.00
               10. Class MF-2                                               0.00
               11. Class BF                                                 0.00
               12. Class AV                                                 0.00
               13. Class MV-1                                               0.00
               14. Class MV-2                                               0.00
               15. Class BV                                                 0.00
               16. Class X-IO                                               0.00

      Certificates Interest Distribution Amount

                                                  Per $ 1,000
                                                  -----------
                1. Class AF-1A                    1.13139627          123,684.24
                2. Class AF-1B                    1.86878436          183,720.19
                3. Class A-2                      3.80833338          257,938.42
                4. Class A-3                      4.32500000          296,651.75
                5. Class A-4                      4.97500000          249,695.25
                6. Class A-5                      5.59166677          174,515.92
                7. Class A-6                      5.16666674          244,176.67
                8. Class A-7                      3.94362778          887,316.25
                9. Class MF-1                     5.47500000          195,293.25
               10. Class MF-2                     5.88333333          198,209.50
               11. Class BF                       6.21666654          160,141.33
               12. Class AV                       1.57014974          270,112.86
               13. Class MV-1                     2.25500445           30,374.91
               14. Class MV-2                     2.74389338           29,853.56
               15. Class BV                       3.32167126           36,173.00
                                                                    ------------
                                                                    3,337,857.10

VI    Credit Enhancement Information

                                                      Group I        Group II         Total
                                                      -------        --------         -----
      (a) Senior Enhancement Percentage                    15.60%                          38.93%

      (b) Overcollateralization Amount:

      1. Opening Overcollateralization Amount       12,683,784.02                   19,218,125.92
      2. Ending Overcollateralization Amount        12,683,784.02                   20,145,283.74
      3. Targeted Overcollateralization Amount      12,683,784.02                   20,145,283.74
      4. Subordination Deficiency                            0.00                            0.00
      5. Overcollateralization Release Amount                0.00                            0.00

VII   Trigger Information

      1. (a) 60+ Delinquency  Percentage                     3.23%
         (b) Delinquency Event in effect
             (Group I > 50% or Group II > 40%) ?               NO       NO

      2. (a) Cumulative Loss Percentage                      0.02%
         (b) Applicable Loss Percentage for current
             Distribution                                    2.25%
         (c) Cumulative Loss Trigger Event in effect           NO       NO

VIII  Pool Information                                  No.           Amount
                                                        ---           ------

      (a) Closing Mortgage Loan Principal Balance:
            1. Fixed Rate                              8,919      674,403,480.20
            2. Adjustable Rate                         1,794      178,259,901.63

                  Total Closing Mortgage
                    Loan Principal Balance:           10,713      852,663,381.83

      (b) Balloon Mortgage Loans
            1. Fixed Rate                                528       38,862,950.35
            2. Adjustable Rate                             0                0.00

                  Total Closing Mortgage
                    Loan Principal Balance:              528       38,862,950.35

      (c) Weighted Average Mortgage Rate:
            1. Fixed Rate                                                 9.755%
            2. Adjustable Rate                                           10.003%

                Total  Weighted Average
                  Mortgage Rate                                           9.807%

      (d) Weighted Average Net Mortgage Rate:
            1. Fixed Rate                                                 9.248%
            2. Adjustable Rate                                            9.545%

      (e) Weighted Average Remaining Maturity:
            1. Fixed Rate                                                 281.81
            2. Adjustable Rate                                            337.24

      (f) Weighted Average Original Maturity:
            1. Fixed Rate                                                 313.00
            2. Adjustable Rate                                            359.00

IX    Delinquency Information                      No. %             Amount
                                                   -----             ------

      A. Fixed Rate Mortgage Loans:
            (a) Delinquent Contracts:
                  1. 31 - 59 Day Accounts           481            34,435,073.20
                  2. 60 - 89 Day Accounts           167            10,337,469.54
                  3. 90+  Day Accounts              196            14,573,846.17

            (b) Mortgage Loans - In Foreclosure     107             8,202,045.28
            (c) REO Property Accounts                 4               313,112.59

      B. Adjustable Rate Mortgage Loans:
            (a) Delinquent Contracts:
                  1. 31 - 59 Day Accounts           177            17,809,254.64
                  2. 60 - 89 Day Accounts            51             4,241,201.72
                  3. 90+  Day Accounts               86             7,129,892.74

            (b) Mortgage Loans - In Foreclosure      46             4,187,262.24
            (c) REO Property Accounts                 4               602,150.75

      C. Total For All Mortgage Loans
            (a) Delinquent Contracts:
                  1. 31 - 59 Day Accounts           658            52,244,327.84
                  2. 60 - 89 Day Accounts           218            14,578,671.26
                  3. 90+  Day Accounts              282            21,703,738.91

            (b) Mortgage Loans - In Foreclosure     153            12,389,307.52
            (c) REO Property Accounts                 8               915,263.34

X     Realized Losses                                     No.          Amount
                                                          ---          ------

            1. (a) Gross Realized Losses
                   during the period                       5          132,260.16

               (b) Realized Losses during
                   the period

                        1. Group I                                    132,260.16
                        2. Group II                                         0.00
                                                                      ----------

                              Total                                   132,260.16

               (c) Cumulative Gross Realized Losses        5          132,260.16

               (d) Cumulative Realized Losses

                        1. Group I                                    132,260.16
                        2. Group II                                         0.00

                              Total                                   132,260.16

               (e) Cumulative Applied Realized
                   Losses

                                i. Class B-4                                0.00
                               ii. Class B-3                                0.00
                              iii. Class B-2                                0.00
                               iv. Class B-1                                0.00
                                v. Class M-2                                0.00
                               vi. Class M-1                                0.00

XI    Miscellaneous Information

      1. (a) Monthly Master Servicer Fee
                         i.  Monthly Servicing Fee                   367,048.41
                        ii.  Mortgage Fees                           292,801.39
                       iii.  Mortgage Insurance Premium
                               Reimbursement                               0.00
                        iv.  Certificate Account
                               Investment Earnings                    37,226.02

         (b) Amount of prior unpaid Master Servicing Fees
               paid with this distribution                                 0.00

         (c) Total Master Servicing Fees paid with
               this distribution                                     697,075.82

         (d) Amount of unpaid Master Servicing Fees as of
               this distribution                                           0.00

      2. (a) Opening Master Servicer Advance Balance               6,017,877.17

         (b) Current Advance
               (exclusive of Compensating Interest)                1,513,330.52

         (c) Reimbursement of prior Master
               Servicer Advances                                    (731,231.12)
                                                                   ------------

         (d) Ending Master Servicer Advance Balance                6,799,976.57

      3. Current period Compensating Interest                         14,909.92

      4. (a) Stepdown Date in effect?                        NO
                                                                   ------------